Greystone Business Credit II, L.L.C.

STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT dated as of September 17, 2007 (the "Pledge Agreement") is executed by APPALACHIAN OIL COMPANY, INC., a Tennessee corporation ("Assignor"), whose address is 407 International Parkway, Suite 403, Richardson, Texas 75088, to and for the benefit of GREYSTONE BUSINESS CREDIT II, L.L.C., a Delaware limited liability company, in its capacity as Agent under the Loan and Security Agreement described below ("Agent"), whose address is 152 West 57th Street, 60th Floor, New York, New York 10019.

RECITALS:

A. Lenders have made loans (the "Loans") to Assignor ("Borrower"), arising under and pursuant to that certain Loan and Security Agreement dated as of the date hereof, executed by and among Borrower, Agent and the lenders (the "Lenders") from time to time party thereto (as amended, supplemented or modified from time to time, the "Loan Agreement").

B. As a condition to Agent and the Lenders' entering into the Loan Agreement and making the Loans, Agent and Lenders require that Assignor enter into this Pledge Agreement in order to secure the obligations and performance of Assignor hereunder and of Borrower under the Loan Agreement.

NOW, THEREFORE, for and in consideration of the foregoing premises, which are hereby incorporated herein as true, and the mutual promises and agreements contained herein, Assignor and Agent hereby agree as follows:

AGREEMENTS:

1.  Grant of Security Interest. To secure the Obligations described in Paragraph 2, Assignor hereby assigns, pledges and grants to Agent, for the benefit of the Lenders, as a secured party and a secured creditor under the Uniform Commercial Code of New York, in effect from time to time (the "UCC"), a security interest in and to the following (collectively, the "Collateral"):

(a)  together with all voting rights thereto, the shares of the common stock of any Issuers as evidenced by the Certificates set forth on Schedule I attached hereto (collectively, the "Certificates"), together with any Stock of any Issuer delivered to Agent pursuant to Section 4(b) hereof or otherwise in the possession of Agent and any and all other shares of the capital stock of any Issuer hereafter owned or acquired by Assignor by reason of a stock dividend or a sale or other transfer of the capital stock of any Issuer by Assignor, as a result of or in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off, together with all substitutions or replacements of any of the foregoing (together with any other stock in any Issuer required to be pledged and delivered hereunder being collectively referred to herein as the "Stock");

(b)  the Certificates and any and all other certificates now or hereinafter in the possession of Assignor or Agent evidencing the Stock, together with any stock powers therefor;

(c)  all payments, income and dividends (whether in cash, stock or other property), liquidating dividends, stock warrants, stock options, stock rights, subscription rights, securities of any Issuer or any other distributions of any other property which Assignor is now or may hereafter be entitled to receive on account of the Stock (collectively, the "Distributions"); and

(d)  any and all products and proceeds of any kind of any and all of the foregoing Collateral, including the proceeds of any insurance thereon, now or hereafter owned or acquired by Assignor.

2.  Obligations. The obligations secured by this Pledge Agreement (the "Obligations") are the following:

(a)  any and all obligations and liabilities of Borrower to Agent and Lenders whether direct or indirect, joint or several, absolute or contingent, now or hereafter existing, and however created, evidenced or arising, including, but not limited to, the obligations and liabilities of Borrower arising under and pursuant to the Loan Agreement and any and all extensions or renewals thereof or replacements or substitutions therefor;

(b)  any and all sums advanced by Agent and Lenders in order to preserve the Collateral or to perfect its security interest in the Collateral; and

(c)  in the event of any proceeding to enforce the collection of the Obligations, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by Agent of its rights in the event of a default under any agreement between Borrower and Agent or any Lender, together with reasonable attorneys' fees and court costs.

3.  Representations and Warranties. Assignor represents and warrants to Agent and Lenders as follows:

(a)  Assignor is a corporation duly organized, existing and in good standing under the laws of the State of Tennessee, with full and adequate power to carry on and conduct its business as presently conducted, and is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing.

(b)  Assignor's state issued organizational identification number is 0017459. The exact legal name of Assignor is as set forth in the preamble of this Agreement, and Assignor currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name. Assignor will not change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure.

(c)  Assignor has full right, power and authority, without obtaining the consent of any other person, body or governmental agency, to enter into and deliver this Pledge Agreement, to pledge, assign and grant a security interest in and deliver the Collateral to Agent, and to perform all of its duties and obligations under this Pledge Agreement.

(d)  All necessary and appropriate action has been taken on the part of Assignor to authorize the execution and delivery of this Pledge Agreement. This Pledge Agreement is a valid and binding agreement and contract of Assignor in accordance with its terms. No basis presently exists for any claim against Agent or any Lender under this Pledge Agreement or with respect to the enforcement thereof, and this Pledge Agreement is subject to no defenses of any kind.

(e)  The execution, delivery and performance by Assignor of this Pledge Agreement and any other documents or instruments to be executed and delivered by Assignor in connection therewith is valid, binding and enforceable against Assignor, and shall not: (i) violate or contravene articles of incorporation or bylaws of Assignor or any existing law or regulation or any order, writ, injunction or decree of any court or governmental authority, or (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which Assignor is a party, or by which Assignor or any of its property or assets may be bound, and will not result in the creation or imposition of any security interest in any properties pursuant to the provisions of any such mortgage, indenture, contract or other agreement.

(f)  To the best of Assignor's knowledge, no condition, circumstance, document, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which could adversely affect the validity or priority of the liens and security interests granted to Agent hereunder, which could materially adversely affect the ability of Assignor to perform the obligations under this Pledge Agreement, which would constitute a default hereunder or thereunder or which would constitute such a default with the giving of notice or lapse of time or both.

(g)  None of the actions contemplated by this Pledge Agreement are in violation of or restricted by any restrictive agreement, stop transfer order, any legend appearing on the certificates evidencing any of the Collateral consisting of Stock, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any state blue-sky or securities law, any Canadian federal or provincial blue-sky or securities law, or any rule or regulation issued under the foregoing acts and laws.

(h)  The nature and transaction of the business and operations of Assignor, and the use of its properties and assets will not materially violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind including without limitation zoning, building, environmental, land use, noise abatement, occupational health and safety or other laws, any building permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not.

(i)  Assignor is the beneficial and record owner of the Collateral. All of the Collateral is free of all pledges, hypothecation, mortgages, security interests, charges or other encumbrances, except those in favor of Agent.

(j)  All of the Stock pledged hereunder has been and continues to be duly and validly authorized and issued, fully paid and nonassessable shares of each Issuer of such stock, and was not issued in violation of any preemptive rights or any agreement by which such Issuer is bound.

(k)  Assignor has either previously or simultaneously herewith delivered to Agent the Certificates for all of the Stock, together with appropriate stock powers therefor executed in blank by Assignor.

(l)  Upon delivery of the duly executed Pledge Agreement and any Certificates evidencing all of the Stock, together with stock powers therefor, Agent, for the benefit of the Lenders, shall have a valid first lien and security interest in all of the Collateral hereunder, free and clear of all other, and subject to no pledges, hypothecation, mortgages, security interest, charges or other encumbrances, except in favor of Agent.

4.  Covenants. Until the Obligations have been satisfied and discharged in full, Assignor covenants to and agrees with Agent and Lenders as follows:

(a)  Assignor shall not sell, assign, deliver, convey or otherwise dispose of or transfer, or create, grant, incur or permit to exist any pledge, mortgage, lien, security interest, charge or other encumbrance whatsoever (except in favor of Agent) in or with respect to the Collateral hereunder or any interest therein.

(b)  If, at any time following an Event of Default hereunder, Assignor receives or is entitled to receive into its possession any payments, checks, instruments, chattel paper, dividends on account of or in respect of the Collateral, or any other Collateral or proceeds thereof, such Assignor shall accept such Collateral as Agent's agent, in trust for Agent without commingling such Collateral with any other property of such Assignor and shall, upon receipt, immediately deliver such Collateral to Agent in the exact form so received, with any necessary endorsement of Assignor or stock powers executed by Assignor in blank.

(c)  Assignor will, at all times and from time to time, defend the Collateral against any and all claims of any person or party whose claims are adverse to the claims, rights or interest of Agent and Lenders, and Assignor shall indemnify and hold Agent and Lenders harmless from any and all such adverse claims. Assignor shall bear all risk of loss, damage and diminution in value with respect to the Collateral, and Assignor agrees that neither Agent nor any Lender shall have any liability or obligation to Assignor with respect to, and is hereby released by Assignor from any of, the foregoing.

(d)  At any time and from time to time after the occurrence of an Event of Default (as hereinafter defined) or a default under any of the Obligations which is continuing uncured and unwaived, Assignor shall, upon request of Agent, execute and deliver to Agent any proxies, stock powers or assignments with respect to any of the Stock, or endorse any instruments or chattel paper with respect to the Collateral as so requested.

5.  Events of Default. Assignor shall be in default under this Pledge Agreement upon the occurrence of any one or more of the following events or conditions (an "Event of Default"):

(a)  nonpayment of any of the Obligations when due, whether by acceleration or otherwise;

(b)  Assignor shall default in the performance or fail to perform any promise, covenant or agreement to be performed by Assignor hereunder or under any other agreement now existing or hereafter entered into between Assignor and Agent, or Borrower shall default in the performance or fail to perform any promise, covenant or agreement to be performed by Borrower under any other agreement now existing or hereafter entered into between Borrower and Agent or any Lender;

(c)  any misrepresentation or breach of any warranty by Assignor in this Pledge Agreement, in connection with the Collateral or in any other agreement entered into between Assignor and Agent or any Lender, or by Borrower in the Loan Agreement or in any other document or agreement entered into between Borrower and Agent or any Lender;

(d)  the dissolution of Borrower;

(e)  Borrower shall make an assignment for the benefit of creditors, fail to pay, or admit in writing its inability to pay its debts as they mature; or a trustee for any substantial part of the assets of Borrower is applied for or appointed, and in the case of such trustee being appointed in a proceeding brought against Borrower, (i) such party, by any action or failure to act indicates its approval of, consent to or acquiescence therein, or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within thirty (30) days after the entry thereof;

(f)  any proceeding shall be commenced by or against Borrower under any Bankruptcy, receivership, insolvency, reorganization, readjustment of debt, dissolution or liquidation law or statute of the United States, any state or any foreign jurisdiction, and in the case of any such proceeding being instituted against Borrower, (i) such party, by any action or failure to act indicates its approval of, consent to or acquiescence therein, or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within thirty (30) days after the entry thereof;

(g)  the entry of any judgment, levy, attachment, garnishment or other process against Borrower, or the creation or filing of any lien or encumbrance upon the Collateral or the making of any levy, judicial seizure, or attachment thereof or thereon;

(h)  the failure of Assignor to do any act necessary to preserve and maintain the value and collectability of any of the Collateral; and

(i)  Agent or Required Lender in good faith deems itself or themselves insecure.

6.  Rights and Remedies of Agent. Upon the happening or occurrence of an Event of Default hereunder which is continuing uncured and unwaived, and at any time thereafter and from time to time, Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in and then in effect in New York. In addition, Agent shall also have the following rights and remedies:

(a)  Without further notice to Assignor, Agent shall have the right and be entitled to notify any Issuer of any of the Stock to make payment to Agent and to receive all Distributions to be applied toward the satisfaction of the Obligations and to exercise all voting, conversion, exchange, subscription or other corporate rights, privileges or options pertaining to such Stock.

(b)  Agent shall have the right, at its discretion, to transfer to or register in the name of Agent or any nominee of Agent any of the Collateral.

(c)  Without demand, notice or advertisement, all of which are hereby expressly waived to the extent permitted by applicable law, Agent may sell, pledge, transfer or otherwise dispose of, or enter into an agreement with respect to the foregoing, or otherwise realize on the Collateral and any other Collateral, or any part thereof, at any broker's board or on any exchange or at public or private sale or sales, held at such place or places in the City of New York, New York or otherwise, and at such time or times within ordinary business hours, for a purchase price or prices in cash or, without assuming any credit risk or thereby discharging the Obligations to the extent of said purchase price until paid in cash and reserving the right to resell the Collateral upon the failure of said purchaser to so pay the purchase price therefor, upon credit or future delivery, and upon such other terms and conditions as Agent deems satisfactory, and, if required by law, as set forth in any applicable notice. Agent shall not be obligated to make any such sale pursuant to any such applicable notice required by law. Agent may, without notice or publication, adjourn any such sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. Agent, for its own account, may purchase any or all of the Collateral at any public sale and, in lieu of payment of the purchase price therefor, may set off or apply the purchase price against the Obligations. Agent is authorized, at any sale, if it deems it advisable so to do, to restrict the prospective bidders or purchasers to financially reputable persons who will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or sale of any of the Collateral. Upon any such sale, Agent shall have the right to deliver, assign, and transfer to the purchaser thereof, including Agent, that portion of the Collateral so sold. Each purchaser, including Agent, at any sale shall hold the property sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of Assignor, and Assignor hereby specifically waives and releases all rights of redemption, stay or appraisal which it has or may have under any rule or law or statute now existing or hereafter adopted. Agent, however, instead of exercising the power of disposition herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the pledge and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. After deducting from the proceeds of the foregoing sale or other disposition of said Collateral, all expenses incurred by Agent in connection therewith (including reasonable attorneys' fees), Agent shall apply such proceeds towards the satisfaction of the Obligations and shall account to Assignor for any surplus of such proceeds.

(d)  If at any time after the occurrence and during the continuance of an Event of Default without cure or waiver, in the opinion of counsel for Agent, any proposed disposition of Collateral hereunder requires registration, qualification, notification, or other action under or compliance with any state blue sky or securities law or the Federal Securities Act of 1933, as amended, or any rules or regulations thereunder (collectively, the "Securities Laws"), Assignor, at the request of Agent, will as expeditiously as possible use its best efforts to take such action or cause such action to be taken, comply or cause compliance with such Securities Laws and maintain such compliance or cause such compliance to be maintained for such period as may be necessary to permit such disposition. Assignor acknowledges that a breach of the above covenant contained in this Section 6 may cause irreparable injury to Agent and that Agent will have no adequate remedy at law with respect to such breach, and consequently, Assignor agrees that the above covenant shall be specifically enforceable and Assignor hereby waives, to the extent such waiver is enforceable under law, and agrees not to assert any defenses against an action for specific performance of such covenant. In connection with the foregoing, Assignor will (i) pay all expenses imposed on or demanded of Agent or any Lender under the Securities Laws in connection with such compliance, including the expense of furnishing to Agent an adequate number of copies of the prospectus contained in any such registration statement, (ii) indemnify and hold Agent and Lenders harmless from and against any and all claims and liabilities caused by any untrue statement of a material fact or omission to state a material fact required to be stated in any registration statement, offering circular or prospectus used in connection with such compliance, or necessary to make the statements therein not misleading, and (iii) pay all expenses (including reasonable attorneys' fees) incurred by Agent in specifically enforcing the above covenant.

The rights and remedies provided herein, in the Loan Agreement and in any other agreements between Assignor and Agent are cumulative and are in addition to and not exclusive of the rights and remedies of a secured party under the Uniform Commercial Code and any other rights or remedies provided by applicable law. Assignor hereby (i) names, constitutes and appoints Agent as Assignor's proxy and attorney-in-fact in Assignor's name, place and stead, (ii) authorizes Agent to take, at any time without the appropriate signature of Assignor, any action to take any action for and on behalf of Assignor which is required of Assignor or permitted to be taken by the Agent hereunder, including, without limitation, voting any and all of the Stock or other securities, as such proxy may elect, for and in the name, place and stead of Assignor, as to all matters coming before shareholders, and (iii) acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. The rights, powers and authority of said proxy and attorney-in-fact shall remain in full force and effect, and shall not be rescinded, revoked, terminated, amended or otherwise modified, until all Obligations have been fully satisfied.

7.  No Duty Concerning Collection on Collateral. Agent shall not be liable for its failure to give notice to Assignor of a default under any agreement between Assignor and Agent. Agent and Lenders shall not be liable for its failure to use diligence to collect any amount payable in respect to the Collateral, but shall be liable only to account to Assignor for what Agent and Lenders may actually collect or receive thereon.

8.  Further Assurances. Assignor hereby irrevocably authorizes the Agent at any time and from time to time to file in any jurisdiction any initial Uniform Commercial Code financing statements and/or amendments thereto naming the Agent, as Secured Party, and Assignor, as Debtor, that (a) describe the Collateral, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, and which shall evidence the Agent's perfection of a security interest in such Collateral as security for the Obligations. Assignor, upon demand, shall furnish to the Agent such further information, execute and deliver such other documents and do all such other acts and things as the Agent may at any time, or from time to time, reasonably request as being necessary or appropriate to establish and maintain a perfected first security interest in the Collateral or to otherwise evidence, document or conclude the transactions contemplated hereby, including, without limitation, registering any Stock pledged hereunder with each Issuer of the Stock in the event such Stock is at any time uncertificated. Assignor shall pay all costs and expenses of registering such Stock or of filing such financing statements, of all searches of records, wherever filing or recording or searching of records is deemed by the Agent to be necessary and desirable, or otherwise incurred by the Agent or its agents in carrying out the provisions of this Pledge Agreement. A photographic, carbon or other reproduction of this Pledge Agreement shall be sufficient as a financing statement.

9.  Reserved.

10.  Care in Custody. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral and in protecting any rights with respect to the Collateral against prior parties, if Agent takes such action for that purpose as Assignor shall request in writing, but failure of Agent to comply with any such request shall not of itself by deemed a failure to exercise reasonable care, provided, however, that in any event Agent's responsibility for the safekeeping of the Collateral shall not extend to matters beyond the control of Agent, including, without limitation, acts of God, war, insurrection, riot, governmental actions or acts of any corporate or other depository.

11.  Waiver of Defenses. No renewal or extension of the time of payment of the Obligations; no release or surrender of, or failure to perfect or enforce any security interest for the Obligations; no release of any person primarily or secondarily liable on the Obligations (including any maker, indorser, or guarantor); no delay in enforcement of payment of the Obligations; and no delay or omission in exercising any right or power with respect of the Obligations or any security agreement securing the Obligations shall affect the rights of Agent in the Collateral. Assignor hereby waives presentment, protest, demand, notice of dishonor or default, notice of any loans made, extensions granted, or other action taken in reliance hereon and all demands and notices of any kind in connection with the Obligations.

12.  Waiver of Assignor's Subrogation Rights. In case of the death, legal incompetency or insolvency (howsoever evidenced) of Borrower, or in case of any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution, liquidation or receivership proceeding is instituted by or against Borrower, all Obligations then existing shall, without notice to anyone, immediately become due or accrued and be payable, jointly and severally, from Assignor. If bankruptcy or reorganization proceedings at any time are instituted by or against Borrower under the United States Bankruptcy Code, Assignor hereby: (a) expressly and irrevocably waives, to the fullest extent possible, on behalf of itself and its successors and assigns and any other person, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of a claim against any person, and which Assignor may have or hereafter acquire against any person in connection with or as a result of Assignor's execution, delivery and/or performance of this Pledge Agreement, or any other documents to which Assignor is a party or otherwise; (b) expressly and irrevocably waives any "claim" (as such term is defined in the United States Bankruptcy Code) of any kind against Borrower, and further agrees that it shall not have or assert any such rights against any person (including any surety), either directly or as an attempted set off to any action commenced against Assignor by Agent or any other person; and (c) acknowledges and agrees that (i) this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise effect Assignor's liability hereunder or the enforceability of this Pledge Agreement, (ii) Borrower and its successors and assigns are intended third party beneficiaries of this waiver, and (iii) the agreements set forth in this Section and Agent's rights under this Section shall survive payment in full of the Obligations.

13.  Waiver by Agent. No course of dealing between Assignor and Agent or any Lender, nor any failure to exercise, nor any delay in exercising any right, remedy, power or privilege of Agent or any Lender hereunder, under the Loan Documents or under any other agreement entered into between Assignor and Agent or any Lender, shall operate as a waiver thereof. No waiver by Agent of any Event of Default or any right or remedy hereunder, under the Loan Agreement or under any document or agreement shall constitute a waiver of any other event of default, right or remedy of Agent, nor of the same event of default, right or remedy on a future occasion.

14.  Governing Law; Severability. This Pledge Agreement has been made and entered into in New York and shall be governed by and construed in accordance with the laws of the State of New York. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

15.  Successors and Assigns. This Pledge Agreement and all rights and liabilities hereunder and in and to any and all Collateral shall inure to the benefit of Agent and their successors and assigns, and shall be binding on Assignor, its successors and assigns.

16.  Notice. Any notice of any sale, lease, other disposition, or other intended action by Agent shall be deemed reasonable if in writing, addressed to Assignor at the address set forth above, or any other address designated in a written notice by Assignor previously received by Agent and deposited, first class postage prepaid, in the United States mails five (5) days in advance of the intended disposition or other intended action, provided, however, that the foregoing shall not preclude the fact that failure to give such notice or notice by other means may be reasonable under the particular circumstances involved.

17.  Duration and Effect. This Pledge Agreement shall remain and continue in full force and effect (notwithstanding, without limitation, the dissolution of Borrower) from the date hereof until all of the Obligations have been fully and completely paid, satisfied and discharged. Thereupon, this Pledge Agreement shall terminate and Agent shall release any Collateral still held by it which has not been sold or otherwise disposed of in accordance with Section 6 hereof and applied toward the satisfaction of the Obligations hereunder, and Agent shall deliver any such Collateral to Assignor, together with any necessary stock powers or assignment executed by Agent in blank, at Assignor's expense. Assignor acknowledges that this Pledge Agreement is and shall be effective upon execution by Assignor and delivery to and acceptance hereof by Agent, and it shall not be necessary for Agent to execute any acceptance hereof or otherwise to signify or express its acceptance hereof to Assignor.

Greystone Business Credit II, L.L.C.

IN WITNESS WHEREOF, Assignor and Agent have duly executed and delivered this Stock Pledge Agreement as of the date first above written.

ATTEST: By: _____________________________________ Name: ___________________________________ Title: ____________________________________	ASSIGNOR: APPALACHIAN OIL COMPANY, INC., a Tennessee corporation By: /s/ Name: ___________________________________ Title: ____________________________________

AGENT:

GREYSTONE BUSINESS CREDIT II, L.L.C., a Delaware limited liability company, as Agent for the Lenders

By: /s/
Name: ___________________________________
Title: ____________________________________

Greystone Business Credit II, L.L.C.

SCHEDULE I

PLEDGED STOCK

Assignor	Issuer	Class of Interest	Certificate(s) of Shares	Number of Shares	Percentage of Outstanding Shares
Appalachian Oil Company, Inc.	Appco-KY, Inc.	Common Stock	#1	1,000	100%

Appalachian Oil Company, Inc.	Appalachian-Barnette, LLC	*	*	*	50%

*	Assignor’s interest in Appalachian-Barnette, LLC is not certificated. In the even such interest becomes certificated, Assignor will promptly forward such certificates to Agent.

Greystone Business Credit II, L.L.C.

ISSUER ACKNOWLEDGEMENT

The undersigned hereby acknowledge receipt of the foregoing Stock Pledge Agreement dated as of September 17, 2007, executed by Appalachian Oil Company, Inc. ("Assignor") to and for the benefit of Greystone Business Credit II, L.L.C., as Agent for certain Lenders, and agrees to pay all payments, income and dividends (whether in cash, stock or other property), liquidating dividends, stock warrants, stock options, stock rights, subscription rights, securities of the undersigned and any other distributions of any other property which Assignor is now or may hereafter be entitled to receive on account of the Stock directly to the order of Greystone Business Credit II, L.L.C.

Dated this ___ day of ____________, 2007.

ATTEST: By: _____________________________________ Name: ___________________________________ Title: ____________________________________	APPCO-KY, INC., a Tennessee corporation By: /s/ Name: ___________________________________ Title: ____________________________________

ATTEST: By: _____________________________________ Name: ___________________________________ Title: ____________________________________	APPALACHIAN-BARNETTE, LLC, a Virginia limited liability company By: /s/ Name: ___________________________________ Title: ____________________________________